                                                                    EXHIBIT 10.4

                            SYCAMORE NETWORKS, INC.
                              10 Elizabeth Drive
                             Chelmsford, MA  01824


                                                                  April 22, 1999

Fleet National Bank
One Federal Street
Boston, MA  02110

Gentlemen:

     This letter agreement will set forth certain understandings between Sycamore Networks, Inc., a Delaware corporation (the "Borrower"), and Fleet National Bank (the "Bank") with respect to Term Loans (hereinafter defined) to be made by the Bank to the Borrower. In consideration of the mutual promises contained herein and in the other documents referred to below, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank agree as follows:

     I.   AMOUNTS AND TERMS
          -----------------

     1.1. References to Documents.  Reference is made to (i) that certain
          -----------------------
$5,000,000 face principal amount promissory note (the "1999 Term Note") of even date herewith made by the Borrower and payable to the order of the Bank, (ii) that certain Inventory and Accounts Receivable Security Agreement and that certain Supplementary Security Agreement - Security Interest in Goods and Chattels, each of even date herewith, from the Borrower to the Bank (collectively, the "Security Agreement"), and (iii) that certain $1,000,000 face principal amount Commercial Equipment Line of Credit Term Promissory Note dated August 5, 1998 (the "1998 Term Note") made by the Borrower and payable to the order of the Bank.

     1.2. The Borrowing; 1999 Term Note.  Subject to the terms and conditions
          -----------------------------
hereinafter set forth, the Bank will make one or more loans (the "1999-2000 Term Loans") to the Borrower, as the Borrower may request, on any Business Day prior to the first to occur of (i) January 31, 2000 or (ii) the earlier termination of the within-described term loan facility pursuant to (S)5.2 or (S)6.6. Each 1999-2000 Term Loan shall be made in order to finance costs of Qualifying Equipment acquired by the Borrower within the 90 days preceding the request for such 1999-2000 Term Loan (except that the initial 1999-2000 Term Loan may be used to finance costs of Qualifying Equipment acquired by the Borrower at any time on or after November 1, 1998), each such 1999-2000 Term Loan to be in such amount as may be requested by the Borrower; provided that (i) no 1999-2000 Term Loan will be made after January 31, 2000; (ii) the aggregate original principal amounts of all 1999-2000 Term Loans will not exceed $5,000,000; and (iii) no 1999-2000 Term Loan will be in an amount in excess of 100% of the invoiced actual costs of the items of Qualifying Equipment with respect to which such 1999-2000 Term Loan is made (excluding taxes, shipping, installation charges, training fees and other "soft costs" and excluding software except as expressly permitted by the next following sentence). The Borrower may include within "Qualifying Equipment" software (not including "shrink-wrapped" software) purchased by the Borrower for use in connection with the equipment otherwise included in "Qualifying Equipment"; provided that the aggregate cost of the software so included will not exceed 20% of the aggregate principal amount of 1999-2000 Term Loans outstanding at the Full Drawing Date (hereinafter defined). If for any reason the aggregate cost of such software exceeds 20% of the aggregate principal amount of 1999-2000 Term Loans outstanding at the Full Drawing Date, the Borrower will forthwith repay those 1999-2000 Term Loans made to finance the cost of such software to the extent necessary so that the aggregate cost of software financed by 1999-2000 Term Loans (and not so prepaid) will not exceed 20% of the then aggregate outstanding principal amount of the 1999-2000 Term Loans. As used herein, "Full Drawing Date" means the earlier of: (i) January 31, 2000 or (ii) that date on which 1999-2000 Term Loans with an aggregate original principal amount of $5,000,000 shall have been advanced. Prior to the making of each 1999-2000 Term Loan, and as a precondition thereto, the Borrower will provide the Bank with: (i) invoices supporting the costs of the relevant Qualifying Equipment; (ii) such evidence as the Bank may reasonably require showing that the Qualifying Equipment has been delivered to and installed at the Borrower's Chelmsford, MA premises, has become fully operational, has been paid for by the Borrower and is owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iii) Uniform Commercial Code financing statements (if needed) reflecting the relevant Qualifying Equipment with respect to which such 1999-2000 Term Loan is being made; and (iv) evidence satisfactory to the Bank that the Qualifying Equipment is fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee.

     The 1999-2000 Term Loans will be evidenced by the 1999 Term Note. Interest on the 1999-2000 Term Loans shall be payable at the times and at the rate provided for in the 1999 Term Note. Overdue principal of any 1999-2000 Term Loan and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of
(i) four (4%) percent per annum plus (ii) the per annum rate otherwise payable
                                ----
under the 1999 Term Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the 1999 Term Note or on the books of the Bank, at or following the time of making each 1999-2000 Term Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the 1999-2000 Term Loans. The amount so noted shall constitute prima facie evidence as to the
                                                  ----- -----
amount owed by the Borrower with respect to principal of the 1999-2000 Term Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the 1999 Term Note.

     1.3. Principal Repayment of 1999-2000 Term Loans.  The Borrower shall
          -------------------------------------------
repay the principal of the 1999-2000 Term Loans in 36 equal consecutive monthly installments, commencing on February 1, 2000 and continuing on the first day of each month thereafter. Each such monthly installment of principal of the 1999-2000 Term Loans shall be in an amount equal to 1/36th of the aggregate principal amount of the 1999-2000 Term Loans outstanding at the close of business on January 31, 2000. In any event, the then outstanding principal balance of the 1999-2000 Term Loans and all interest accrued but unpaid thereon shall be due and payable in full on January 1, 2003. If any installment of the 1999-2000 Term Loans is prepaid prior to its regularly scheduled due date for any reason, in whole or in part, whether voluntarily or involuntarily, prior to January 1, 2003, the Borrower will forthwith pay to the Bank a fee (the "Termination Fee") in the amount of $12,500. The Borrower may prepay, at any time or from time to time, without premium or penalty (but subject to the aforesaid Termination Fee), the whole or any portion of any 1999-2000 Term Loan; provided that each such principal prepayment shall be accompanied by payment of all interest on the amount so prepaid accrued but unpaid to the date of payment, and a prepayment in whole shall be accompanied by said Termination Fee. Any partial prepayment of principal of the 1999-2000 Term Loans will be applied to installments of principal of the 1999-2000 Term Loans thereafter coming due in inverse order of normal maturity. Amounts repaid or prepaid with respect to the 1999-2000 Term Loans are not available for reborrowing.

     1.4. 1998 Term Loans.  Prior to the date hereof, the Bank has made certain
          ---------------
loans (the "1998 Term Loans") to the Borrower pursuant to the 1998 Term Note. Principal of, and interest on, the 1998 Term Loans will be paid by the Borrower at the times and at the rates provided for in the 1998 Term Note. The 1998 Term
Note is hereby amended: (i) by deleting from clause (c) of the first sentence of Section 8 of the 1998 Term Note the words "ninety (90) days" and by substituting in their stead the words "120 days", and (ii) by adding to clause a(iv) of the first sentence of Section 9.1 of the 1998 Term Note, at the end of such clause, the following words: "including other encumbrances specifically permitted by Section 4.2 of the letter agreement dated April 22, 1999 between the Bank and the Borrower". The 1998 Term Note is hereby further amended by deleting in their entireties Sections 9.2 - 9.14, inclusive, of the 1998 Term Note and by substituting in their stead Sections 4.2-4.13, inclusive, of the letter agreement, all such provisions of the letter agreement (and any related definitions) being deemed incorporated into the 1998 Term Note by this reference and made a part thereof, as effectively as if set forth at length therein. The 1998 Term Note is hereby further amended by deleting in its entirety Section
9.16 of the 1998 Term Note and by substituting in its stead Sections 3.7 - 3.10, inclusive, of the letter agreement, all such provisions of the letter agreement (and any related definitions) being deemed incorporated into the 1998 Term Note by this reference and made a part thereof, as effectively as if set forth at length therein. The 1998 Term Note is hereby further amended by deleting in their entireties the "Events of Default" described in clauses (a) - (l), inclusive, of Section 10 of the 1998 Term Note and by substituting in their stead, as "Events of Default" under the 1998 Term Note, the provisions of clauses (a) - (o), inclusive, of Section 5.1 of the letter agreement, all such provisions of the letter agreement (and any related definitions) being deemed incorporated into the 1998 Term Note by this reference and made a part thereof, as effectively as if set forth at length therein. For the purpose of the incorporation by reference described above, references to "the letter agreement" will be deemed to refer to the within letter agreement, as in effect at the date of execution and delivery hereof, and without regard to any subsequent termination.

     1.5. Advances and Payments.  The proceeds of all 1999-2000 Term Loans
          ---------------------
shall be credited by the Bank to a general deposit account maintained by the Borrower with the Bank. The proceeds of each 1999-2000 Term Loan will be used by the Borrower solely to pay (or reimburse the Borrower for) the costs of acquisition of Qualifying Equipment.

     The Bank may charge any general deposit account of the Borrower at the Bank with the amount of all payments of interest, principal and other sums due, from time to time, under this letter agreement, the 1998 Term Note and/or the 1999 Term Note and/or with respect to any Obligations relating to ACH transactions; and will thereafter notify the Borrower of the amount so charged. The failure of the Bank so to charge any account or to give any such notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein, in the 1998 Term Note or in the 1999 Term Note or with respect to any Obligations relating to the ACH transactions.

     Whenever any payment to be made to the Bank hereunder, under the 1998 Term Note, under the 1999 Term Note and/or with respect to any Obligations relating to ACH transactions shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All payments by the Borrower hereunder and/or in respect of the 1998 Term Note or the 1999 Term Note and/or with respect to any Obligations relating to ACH transactions shall be made net of any impositions or taxes and without deduction, set-off or counterclaim, notwithstanding any claim which the Borrower may now or at any time hereafter have against the Bank. All payments of interest, principal and any other sum payable hereunder, under the 1998 Term Note and/or the 1999 Term Note and/or with respect to any Obligations relating to ACH transactions shall be made to the Bank, in lawful money of the United States in immediately available funds, at its office at One Federal Street, Boston, MA 02110 or to such other address as the Bank may from time to time direct. All payments received by the Bank after 2:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Bank hereunder shall (unless an Event of Default has occurred and is then continuing) be applied as designated in writing by the Borrower at the time of such payment and, failing such designation (or if an Event of Default has occurred and is then continuing), shall be applied first to fees, charges, costs and expenses payable to the Bank under this letter agreement, any Term Note and/or any of the other Loan Documents and/or with respect to any of the other Obligations, next to interest then accrued on account of any Term Loans or other Obligations and only thereafter to principal of the Term Loans and the other Obligations. All interest and fees payable hereunder and/or under any Term Note and/or with respect to any of the other Obligations shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     1.6. ACH Exposure.  The Bank may from time to time, at the request of the
          ------------
Borrower, initiate automated clearinghouse ("ACH") transactions for the Borrower; provided that the Bank's total ACH Exposure shall not (unless otherwise agreed by the Bank in its sole discretion) exceed $200,000 at any one time. ACH transactions will bear such fees and charges as may be agreed upon by the Bank and the Borrower and will be governed by documentation to be entered into between the Bank and the Borrower in connection therewith. As used herein, "ACH

Exposure" as determined at any date means the sum of (i) all amounts then owed by the Borrower to the Bank in connection with any ACH transaction pursuant to which the Bank has advanced funds on behalf of the Borrower plus (ii) the
                                                            ----
maximum amount which could be owed by the Borrower (assuming settlement within two (2) Business Days of each date when funds are advanced) to the Bank in connection with all ACH transactions then authorized by the Borrower.

     1.7. Conditions to Advance.  Prior to the making of the initial 1999-2000
          ---------------------
Term Loan or the initiation of any ACH transaction, the Borrower shall deliver to the Bank duly executed copies of this letter agreement, the Security Agreement, the 1999 Term Note and the documents and other items listed on the Closing Agenda delivered herewith by the Bank to the Borrower, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Bank and its counsel.

     Without limiting the foregoing, any 1999-2000 Term Loan (including the initial 1999-2000 Term Loan) and the initiation of any ACH transaction is subject to the further conditions precedent that on the date on which such 1999-2000 Term Loan is made or such ACH transaction is initiated (and, in either event, after giving effect thereto):

     (a) All statements, representations and warranties of the Borrower made in this letter agreement and/or in the Security Agreement shall continue to be correct in all material respects as of the date of such 1999-2000 Term Loan or such ACH transaction, as the case may be (except for such statements, representations and warranties that expressly relate to a specific date).

     (b) All covenants and agreements of the Borrower contained herein and/or in any of the other Loan Documents shall have been complied with in all material respects on and as of the date of such 1999-2000 Term Loan or such ACH transaction, as the case may be.

     (c) No event which constitutes, or which with notice or lapse of time or both would constitute, an Event of Default shall have occurred and be continuing.

     (d) No material adverse change shall have occurred in the financial condition of the Borrower from that disclosed in the financial statements then most recently furnished to the Bank.

     Each request by the Borrower for any 1999-2000 Term Loan or any ACH transaction, and each acceptance by the Borrower of the proceeds of any 1999-2000 Term Loan, will be deemed a representation and warranty by the Borrower that at the date of such 1999-2000 Term Loan (or such ACH transaction, as the case may be) and after giving effect thereto all of the conditions set forth in the foregoing clauses (a)-(d) of this (S)1.7 will be satisfied.

     II.  REPRESENTATIONS AND WARRANTIES
          ------------------------------

     2.1. Representations and Warranties.  In order to induce the Bank to enter
          ------------------------------
into this letter agreement and to make Term Loans hereunder and/or engage in ACH transactions for the Borrower, the Borrower warrants and represents to the Bank as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has full corporate power to own its property and conduct its business as now conducted and as proposed to be conducted, to grant the security interests contemplated by the Security Agreement and to enter into and perform this letter agreement and the other Loan Documents. The Borrower is duly qualified to do business and in good standing in Massachusetts and in each other jurisdiction in which the Borrower maintains any plant, office, warehouse or other facility and in each other jurisdiction where the failure so to qualify would be reasonably likely (singly or in the aggregate with all other such failures) to have a material adverse effect on the financial condition, business or prospects of the Borrower, all such jurisdictions being listed on item 2.1(a) of the attached Disclosure Schedule. At the date hereof, the Borrower has no Subsidiaries, except as shown on said item 2.1(a) of the attached Disclosure Schedule. The Borrower is not a member of any partnership or joint venture.

     (b) At the date of this letter agreement, all of the outstanding equity securities of the Borrower are owned, of record and beneficially, as set forth on item 2.1(b) of the attached Disclosure Schedule. The Borrower owns 100% of the outstanding capital stock of each Subsidiary, if any.

     (c) The execution, delivery and performance by the Borrower of this letter agreement and each of the other Loan Documents have been duly authorized by all necessary corporate and other action and do not and will not:

          (i) violate any provision of, or require any filing (other than filings under the Uniform Commercial Code), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;

          (ii) violate any provision of the charter or by-laws of the Borrower, or result in a breach of or constitute a default or require any waiver or consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected or require any other consent of any Person; or

          (iii) result in, or require, the creation or imposition of any lien, security interest or other encumbrance (other than in favor of the Bank), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     (d) This letter agreement and each of the other Loan Documents has been duly executed and delivered by the Borrower and each is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

     (e) Except as described on item 2.1(e) of the attached Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary of the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could hinder or prevent the consummation of the transactions contemplated hereby or call into question the validity of this letter agreement or any of the other Loan Documents or any other instrument provided for or contemplated by this letter agreement or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate would be reasonably likely to result in any material adverse change in the business, prospects, condition, affairs or operations of the Borrower or any such Subsidiary.

     (f) The Borrower is not in violation of any term of its charter or by-laws as now in effect. Neither the Borrower nor any Subsidiary of the Borrower is in material violation of any term of any mortgage, indenture or judgment, decree or order, or any other instrument, contract or agreement to which it is a party or by which any of its property is bound, which violation would be reasonably likely to have a material adverse effect on the financial condition, business or prospects of the Borrower.

     (g) The Borrower has filed (and has caused each of its Subsidiaries to file) all federal, foreign, state and local tax returns, reports and estimates required to be filed by the Borrower and/or by any such Subsidiary. All such filed returns, reports and estimates are proper and accurate and the Borrower or the relevant Subsidiary has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by such returns, reports or estimates, other than any such taxes, assessments, impositions, fees and charges which are being contested in good faith by appropriate proceedings which serve to stay the remedies of the relevant taxing authority and as to which the Borrower has established and maintains adequate reserves. No deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material tax liability nor any basis therefor.

     (h) The Borrower is in compliance with (and each Subsidiary of the Borrower is in compliance with) all requirements of law, federal, foreign, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it, failure to comply with any of which would be reasonably likely (singly or in the aggregate with all other such failures) to have a material adverse effect upon the assets, business, financial condition or prospects of the Borrower or any such Subsidiary. Without limiting the foregoing, the Borrower has all of the material franchises, licenses, leases, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all premises occupied by it, as now conducted, owned and used.

     (i) The management-prepared financial statements of the Borrower as at December 31, 1998, heretofore delivered to the Bank, are complete and accurate and fairly present the financial condition of the Borrower as at the date thereof and for the period covered thereby, except that said management-prepared statements do not have footnotes and thus do not present all of the information which would normally be contained in footnotes to financial statements. Neither the Borrower nor any of the Borrower's Subsidiaries has any liability, contingent or otherwise, not disclosed in the aforesaid December 31, 1998 financial statements or in any notes thereto that would be reasonably likely to materially adversely affect the financial condition of the Borrower. Since December 31, 1998, there has been no material adverse development in the business, condition or prospects of the Borrower, and the Borrower has not entered into any material transaction other than in the ordinary course.

     (j) The principal place of business and chief executive offices of the Borrower are located at 10 Elizabeth Drive, Chelmsford, MA 01824. All of the books and records of the Borrower are located at said address. Except as described on item 2.1(j) of the attached Disclosure Schedule, none of the assets of the Borrower are located at any address other than at 10 Elizabeth Drive, Chelmsford, MA 01824; provided that laptop computers, personal computers and demonstration and testing equipment with an aggregate value not in excess of $200,000 may be kept at other locations, subject to the following conditions and limitations: (i) laptop computers and personal computers may be removed from said Chelmsford, MA premises so long as same are kept by the Borrower's salesmen and/or employees, and (ii) demonstration and testing equipment may be removed from said Chelmsford, MA premises and kept at customers' premises and/or trade shows so long as, as to each item of such demonstration and testing equipment which has been removed from the Borrower's Chelmsford, MA premises for 90 days or more, on or prior to such 90th day the Borrower informs the Bank in writing of the location of such item and delivers to the Bank all such Uniform Commercial Code financing statements, consignment agreements, waivers and other documentation as the Bank may reasonably request in order to establish and/or maintain perfection of its security interests. Said Item 2.1(j) of the attached Disclosure Schedule sets forth the names and addresses of all record owners of any premises where Collateral may be located, except Collateral located off-site pursuant to the immediately preceding sentence.

     (k) The Borrower owns or has a valid right to use all of the material patents, licenses, copyrights, trademarks, trade names and franchises now being used or necessary to conduct its business as presently conducted. The conduct of the Borrower's business as now operated does not conflict with valid patents, licenses, copyrights, trademarks, trade names or franchises of others in any manner that would be reasonably likely to materially adversely affect the business or assets or condition, financial or otherwise, of the Borrower.

     (l) Except as described on item 2.1(l) of the attached Disclosure Schedule, none of the executive officers or key employees of the Borrower is subject to any agreement in favor of anyone other than the Borrower which limits or restricts that person's right to engage in the type of business activity conducted by the Borrower or which grants to anyone other than the Borrower any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer or key employee.

     (m) The Borrower is not a party to any contract or agreement which now has or, as far as can be foreseen by the Borrower at the date hereof, is reasonably likely to have a material adverse effect on the financial condition, business, prospects or properties of the Borrower.

     (n) The Borrower has reviewed the material software which it uses in its business for "Year 2000" compliance and has determined that such software will continue to function in the manner intended without interruption of service or other difficulty resulting from the "Year 2000 problem". The Borrower will, at the request of the Bank, provide such reports and such other information as the Bank may reasonably request in order to evidence such Year 2000 compliance.

     III. AFFIRMATIVE COVENANTS AND REPORTING REQUIREMENTS
          ------------------------------------------------

     Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or all or any portion of any Term Loan or any of the other Obligations shall be outstanding or any amount shall be owed by the Borrower in respect of any ACH transaction:

     3.1. Legal Existence; Qualification; Compliance.  The Borrower will
          ------------------------------------------
maintain (and will cause each Subsidiary of the Borrower to maintain) its corporate existence and good standing in the jurisdiction of its incorporation. The Borrower will remain qualified to do business and in good standing in Massachusetts. The Borrower will qualify to do business and will remain qualified and in good standing (and the Borrower will cause each Subsidiary of the Borrower to qualify and remain qualified and in good standing) in each other jurisdiction where the Borrower or such Subsidiary, as the case may be, maintains any plant, office, warehouse or other facility and in each other jurisdiction where the failure so to qualify would be reasonably likely (singly or in the aggregate with all other such failures) to have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary. The Borrower will comply (and will cause each Subsidiary of the Borrower to comply) with its charter documents and by-laws. The Borrower will comply with (and will cause each Subsidiary of the Borrower to comply with) all applicable laws, rules and regulations (including, without limitation, ERISA and those relating to environmental protection) other than (i) laws, rules or regulations the validity or applicability of which the Borrower or such Subsidiary shall be contesting in good faith by proceedings which serve as a matter of law to stay the enforcement thereof and (ii) those laws, rules and regulations the failure to comply with any of which would not (singly or in the aggregate) be reasonably likely to have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary.

     3.2. Maintenance of Property; Insurance.  The Borrower will maintain and
          ----------------------------------
preserve (and will cause each Subsidiary of the Borrower to maintain and preserve) all of its fixed assets in good working order and condition, making all necessary repairs thereto and replacements thereof. The Borrower will maintain all such insurance as may be required under the Security Agreement and will also maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such liabilities, casualties and contingencies and of such types and in such amounts as shall be reasonably satisfactory to the Bank from time to time and in any event all such insurance as may from time to time be customary for companies conducting a business similar to that of the Borrower in similar locales.

     3.3. Payment of Taxes and Charges.  The Borrower will pay and discharge
          ----------------------------
(and will cause each Subsidiary of the Borrower to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, including, without limitation, taxes, assessments, charges or levies relating to real and personal property, franchises, income, unemployment, old age benefits, withholding, or sales or use, prior to the date on which penalties would attach thereto, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might give rise to a lien upon any property of the Borrower or any such Subsidiary, except any of the foregoing which is being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and for which the Borrower has established and is maintaining adequate reserves. The Borrower will pay, and will cause each of its Subsidiaries to pay, in a timely manner, all material lease obligations, material trade debt, material purchase money obligations, material equipment lease obligations and all of its other material Indebtedness. The Borrower will perform and fulfill all material covenants and agreements under any material leases of real estate, agreements relating to material purchase money debt, material equipment leases and other material contracts. The Borrower will maintain in full force and effect, and comply with the terms and conditions of, all material permits, permissions and licenses necessary or desirable for its business.

     3.4. Accounts.  The Borrower will maintain its primary operating accounts
          --------
with the Bank.

     3.5. Conduct of Business.  The Borrower will conduct, in the ordinary
          -------------------
course, the business in which it is presently engaged. The Borrower will not, without the prior written consent of the Bank, directly or indirectly (itself or through any Subsidiary) enter into any other lines of business, businesses or ventures which are not substantially related to the business conducted by the Borrower at the date of this letter agreement. If the Borrower requests such consent in writing, the Bank will, within 10 Business Days after receipt of such request (together with all such projections, historical financial information and other data as may be reasonably necessary for the Bank to make its decision), inform the Borrower as to whether such consent will or will not be given; and the failure by the Bank to respond within such 10-Business Day period will be deemed to constitute a refusal to give such consent.

     3.6. Reporting Requirements.  The Borrower will furnish to the Bank (or
          ----------------------
cause to be furnished to the Bank):

          (i) Within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower, including therein consolidated and consolidating balance sheets of the Borrower and Subsidiaries as at the end of such fiscal year and related consolidated and consolidating statements of income, stockholders' equity and cash flow for the fiscal year then ended. The annual consolidated financial statements shall be certified by independent public accountants selected by the Borrower and reasonably acceptable to the Bank, such certification to be in such form as is generally recognized as "unqualified".

          (ii) Within 30 days after the end of each month, consolidated and consolidating balance sheets of the Borrower and Subsidiaries and related consolidated and consolidating statements of income and cash flow, unaudited but complete and accurate and prepared in accordance with generally accepted accounting principles consistently applied fairly presenting the financial condition of the Borrower and Subsidiaries as at the dates thereof and for the periods covered thereby (except that such monthly statements need not contain footnotes) and certified as accurate by the chief financial officer or chief executive officer of the Borrower, such balance sheets to be as at the end of each such month and such statements of income and cash flow to be for each such month and for the fiscal year to date, in each case together with a comparison to budget and a comparison to the results for the corresponding fiscal period of the immediately prior fiscal year.

          (iii) At the time of delivery of each annual or monthly financial statement of the Borrower, a certificate executed by the chief financial officer or chief executive officer of the Borrower stating that he or she has reviewed this letter agreement and the other Loan Documents and has no knowledge of any default by the Borrower in the performance or observance of any of the provisions of this letter agreement or of any of the other Loan Documents or, if he or she has such knowledge, specifying each such default and the nature thereof. Each financial statement given as at the end of any fiscal quarter of the Borrower will also set forth the calculations necessary to evidence compliance with (S)(S)3.7 - 3.9.

          (iv) Promptly after receipt, a copy of all audits or reports submitted to the Borrower by independent public accountants in connection with any annual, special or interim audits of the books of the Borrower and any "management letter" prepared by such accountants.

          (v) As soon as possible and in any event within five days after the Borrower knows of or reasonably should have known of the occurrence of any Default or Event of Default, the statement of the Borrower setting forth details of each such Default or Event of Default and the action which the Borrower proposes to take with respect thereto.

          (vi) Promptly after the commencement thereof, notice of the commencement of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which the Borrower or any Subsidiary of the Borrower is a party; provided, however, that nothing contained in this clause (vi) will be deemed to require the Borrower to give notice of any such action, suit or proceeding which seeks monetary damages only, such damages being in the amount of $100,000 or less.

          (vii) Promptly upon filing any registration statement or listing application, a copy of same.

          (viii) If the Borrower at any time has a class of securities which is publicly traded, a copy of each periodic or current report of the Borrower filed with the SEC or any successor agency and each annual report, proxy statement and other communication sent by the Borrower to shareholders or other securityholders generally or disseminated to the public, such copy to be provided to the Bank promptly upon such filing with the SEC or such communication with shareholders or securityholders or such public dissemination, as the case may be.

           (ix) Promptly after the Borrower has knowledge thereof, written notice of any development or circumstance which would be reasonably expected to have a material adverse effect on the Borrower or its business, prospects, properties, assets, Subsidiaries or condition, financial or otherwise.

           (x) Promptly upon request, such other information (including budgets) respecting the financial condition, operations, prospects, receivables, inventory, machinery or equipment of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

     3.7.  Quick Ratio.  The Borrower will maintain, as at each Determination
           -----------
Date (commencing with its results as at April 30, 1999), a Quick Ratio of not less than 2.0 to 1. As used herein, the "Quick Ratio", as determined at any date, is the ratio of (x) Net Quick Assets to (y) Current Liabilities then outstanding. As used herein, "Determination Date" means the last day of each fiscal quarter of the Borrower.

     3.8.  Capital Base. The Borrower will maintain as at each Determination
           ------------
Date (commencing with its results as at April 30, 1999) a consolidated Capital Base which shall not be less than $25,000,000.

     3.9.  Leverage.  The Borrower will maintain, on a consolidated basis, as at
           --------
each Determination Date (commencing with its results as at April 30, 1999) a Leverage Ratio which shall not be more than 1.0 to 1. As used herein, the "Leverage Ratio", as determined at any date, means the ratio of (x) all Senior Debt of the Borrower and/or any of its Subsidiaries outstanding at such date to
(y) the Borrower's consolidated Capital Base at such date.

     3.10. Books and Records.  The Borrower will maintain (and will cause each
           -----------------
of its Subsidiaries to maintain) complete and accurate books, records and accounts which will at all times accurately and fairly reflect all of its transactions in accordance with generally accepted accounting principles consistently applied. The Borrower will, at any reasonable time and from time to time upon reasonable notice and during normal business hours (and at any time and without any necessity for notice following the occurrence of an Event of Default), permit the Bank, and any agents or representatives thereof, to examine and make copies of and take abstracts from the records and books of account of, and visit the properties of the Borrower and any of its Subsidiaries, and to discuss its affairs, finances and accounts with its officers, directors and/or independent accountants, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this (S)3.10; provided that the Borrower will not be required to pay the costs of more than one inspection under this (S)3.10 per calendar year unless an Event of Default has occurred and is continuing. Each financial statement of the Borrower hereafter delivered pursuant to this letter agreement will be complete and accurate and will fairly present in all material respects the financial condition of the Borrower as at the date thereof and for the periods covered thereby.

     3.11. Landlord's Waiver.  Prior to the making of the first 1999-2000 Term
           -----------------
Loan, the Borrower will use its best efforts to obtain, and will thereafter use its best efforts to maintain in effect at all times, waivers from the owners of all premises in which any Collateral is permanently located, such waivers to be in form and substance reasonably satisfactory to the Bank.

     IV.  NEGATIVE COVENANTS
          ------------------

     Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or all or any portion of any Term Loan or any of the other Obligations shall be outstanding or any amount shall be owed by the Borrower in respect of any ACH transaction:

     4.1.  Indebtedness.  The Borrower will not create, incur, assume or suffer
           ------------
to exist any Indebtedness (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness), except for:

           (i) Indebtedness owed to the Bank, including, without limitation, the Indebtedness represented by the Term Notes or in respect of any ACH transaction;

          (ii) Indebtedness of the Borrower or any Subsidiary for taxes, assessments and governmental charges or levies not yet due and payable;

          (iii) unsecured current liabilities of the Borrower or any Subsidiary (other than for money borrowed or for purchase money Indebtedness with respect to fixed assets) incurred upon customary terms in the ordinary course of business;

          (iv) purchase money Indebtedness (including, without limitation, Indebtedness in respect of capitalized equipment leases including any embedded software) incurred after the date hereof to equipment vendors and/or lessors for equipment purchased or leased by the Borrower for use in the Borrower's business, provided that the total of Indebtedness permitted under this clause (iv) plus presently-existing equipment financing permitted under clause (v) of this (S)4.1 will not exceed $100,000 in the aggregate outstanding at any one time;

          (v) other Indebtedness existing at the date hereof, but only to the extent set forth on item 4.1 of the attached Disclosure Schedule; and

          (vi) any guaranties or other contingent liabilities expressly permitted pursuant to (S)4.3.

     4.2. Liens. The Borrower will not create, incur, assume or suffer to exist
          -----
(nor allow any of its Subsidiaries to create, incur, assume or suffer to exist) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "Liens"), upon or with respect to any of its property or assets, now owned or hereafter acquired (including, without limitation, any trustee process affecting any accounts of the Borrower maintained at the Bank), except that the foregoing restrictions shall not apply to:

          (i) Liens for taxes, assessments or governmental charges or levies on property of the Borrower or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves are maintained;

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves are maintained;

          (iii) pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

          (iv)   Liens in favor of the Bank;

          (v) Liens in favor of equipment vendors and/or lessors securing purchase money Indebtedness to the extent permitted by clause (iv) of
     (S)4.1; provided that no such Lien will extend to any property of the Borrower other than the specific items of equipment financed;

          (vi) other Liens existing at the date hereof, but only to the extent and with the relative priorities set forth on item 4.2 of the attached Disclosure Schedule; or

          (vii) involuntary attachments (not including any trustee process affecting an account maintained by the Borrower with the Bank) arising without the consent or acquiescence of the Borrower relating to Indebtedness not in excess of $100,000 which are discharged or bonded off within 30 days of the date of attachment.

     Without limitation of the foregoing, the Borrower agrees that the Borrower will not enter into any agreement (a "Restrictive Agreement") which would have the effect of prohibiting the Borrower from granting to the Bank in the future a Lien on the Borrower's trademarks, patents, copyrights and other intellectual property. The Borrower represents that it is not now a party to any such Restrictive Agreement.

     4.3. Guaranties.  The Borrower will not, without the prior written consent
          ----------
of the Bank, assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) (and will not permit any of its Subsidiaries so to assume, guaranty or become directly or contingently liable) in connection with any indebtedness of any other Person, except (i) guaranties by endorsement for deposit or collection in the ordinary course of business, and (ii) guaranties existing at the date hereof and described on item 4.3 of the attached Disclosure Schedule.

     4.4.  Dividends.  The Borrower will not, without the prior written consent
           ---------
of the Bank, make any distributions to its shareholders, pay any dividends (other than dividends payable solely in capital stock of the Borrower) or redeem, purchase or otherwise acquire, directly or indirectly any of its capital stock; provided that the Borrower may repurchase from employees, officers and consultants and former employees, officers and consultants stock issued under its restricted stock plans and stock option plans, so long as at the time of each such repurchase and after giving effect thereto there shall be no Default or Event of Default (with compliance with each of (S)(S)3.7, 3.8 and 3.9 being determined for this purpose both as at the then most recent fiscal quarter-end and as at the date of such proposed repurchase).

     4.5.  Loans and Advances.  The Borrower will not make (and will not permit
           ------------------
any Subsidiary to make) any loans or advances to any Person, including, without limitation, the Borrower's directors, officers and employees, except advances to such directors, officers or employees with respect to expenses incurred by them in the ordinary course of their duties and advances against salesmen's commissions and employees' salaries, all of which loans and advances will not exceed, in the aggregate, $250,000 outstanding at any one time.

     4.6.  Investments.  The Borrower will not, without the Bank's prior written
           -----------
consent (such consent not to be unreasonably withheld or delayed), invest in, hold or purchase any stock or securities of any Person (nor will the Borrower permit any of its Subsidiaries to invest in, purchase or hold any such stock or securities) except: (i) readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof;
(ii) other investment grade debt securities; (iii) mutual funds, the assets of which are primarily invested in items of the kind described in the foregoing clauses (i) and (ii) of this (S)4.6; (iv) deposits with or certificates of deposit issued by the Bank and any other obligations of the Bank or the Bank's parent; (v) deposits with or certificates of deposits issued by any other bank organized in the United States having capital in excess of $100,000,000; and
(vi) investments in any Subsidiaries now existing or hereafter created by the Borrower pursuant to (S)4.7 below; provided that in any event the Tangible Net Worth of the Borrower alone (exclusive of its investment in Subsidiaries and any debt owed by any Subsidiary to the Borrower) will not be less than 90% of the consolidated Tangible Net Worth of the Borrower and Subsidiaries.

     4.7.  Subsidiaries; Acquisitions.  The Borrower will not, without the prior
           --------------------------
written consent of the Bank, acquire any Subsidiary or make any other acquisition of all or substantially all of the stock of any other Person or of all or substantially all of the assets of any other Person. The Borrower will notify the Bank promptly if it forms any Subsidiary. The Borrower will not become a partner in any partnership.

     4.8.  Merger.  The Borrower will not, without the prior written consent of
           ------
the Bank, merge or consolidate with any Person, or sell, lease, transfer or otherwise dispose of any material portion of its assets (whether in one or more transactions), other than sale of inventory in the ordinary course. The Bank agrees that it will not unreasonably withhold its consent to any merger transaction pursuant to which the Term Loans and the ACH obligations will be paid in full at the date of consummation of such merger and the Bank's obligations in respect of Term Loans and ACH transactions will be terminated.

     4.9.  Affiliate Transactions.  The Borrower will not, without the prior
           ----------------------
written consent of the Bank (which consent shall not be unreasonably withheld or delayed), enter into any transaction, including, without limitation, the purchase, sale or exchange of any property or the rendering of any service, with any affiliate of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arms'-length transaction with any Person not an affiliate; provided that nothing in this (S)4.9 shall be deemed to restrict the payment of salary or other similar payments to any officer or director of the Borrower at a level consistent with the salary and other payments being paid at the date of this letter agreement, nor to prevent the hiring of additional officers at a level of salary and other compensation consistent with industry practice, nor to prevent reasonable periodic increases in salary. For the purposes of this letter agreement, "affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Borrower; any officer or director or former officer or director of the Borrower; any Person owning of record or beneficially, directly or indirectly, 5% or more of any class of capital stock of the Borrower or 5% or more of any class of capital stock or other equity interest having voting power (under ordinary circumstances) of any of the other Persons described above; and any member of the immediate family of any of the foregoing. "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, whether through ownership of voting equity, by contract or otherwise. Notwithstanding the foregoing, nothing contained in this (S)4.9 will be deemed to prohibit any issuance of equity securities of the Borrower, whether or not to any affiliate of the Borrower.

     4.10. Change of Address, etc.  The Borrower will not change its corporate
           -----------------------
name or legal structure, nor will the Borrower change its chief executive offices or principal place of business from the address described in (S)2.1(j), nor will the Borrower remove any books or records from such address, nor will the Borrower keep any Collateral at any location other than the premises referred to in said (S)2.1(j) without, in each instance, giving the Bank at least 30 days' prior written notice and providing all such financing statements, certificates and other documentation as the Bank may reasonably request in order to maintain the perfection and priority of the security interests granted or intended to be granted pursuant to the Security Agreement; provided that laptop computers and personal computers may be kept at other locations for the use of salesmen and other employees of the Borrower and demonstration and testing equipment may be kept off-site at customers' premises and trade shows (all such laptop computers, personal computers and demonstration and testing equipment to have an aggregate value not in excess of $200,000), subject to the condition that, as to each item of testing or demonstration equipment which is away from the Borrower's Chelmsford, MA premises for 90 days or more, on or prior to such 90th day the Borrower informs the Bank in writing of the location of such item and delivers to the Bank all such Uniform Commercial Code financing statements, consignment agreements, waivers and other documentation as the Bank may reasonably request in order to establish and/or maintain perfection of its security interests. The Borrower will not change its fiscal year or methods of financial reporting unless, in each instance, prior written notice of such change is given to the Bank and prior to such change the Borrower enters into amendments to this letter agreement in form and substance reasonably satisfactory to the Bank in order to preserve unimpaired the rights of the Bank and the obligations of the Borrower hereunder.

     4.11.  Hazardous Waste.  Except as provided below, the Borrower will not
            ---------------
dispose of or suffer or permit to exist any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, nor shall the Borrower store (or permit any Subsidiary to store) on any site or vessel owned, occupied or operated by the Borrower or any such Subsidiary, or transport or arrange the transport of, any hazardous material or oil (the terms "hazardous material", "oil", "site" and "vessel", respectively, being used herein with the meanings given those terms in Mass. Gen. Laws, Ch. 21E or any comparable terms in any comparable statute in effect in any other relevant jurisdiction). The Borrower shall provide the Bank with written notice of (i) the intended storage or transport of any hazardous material or oil by the Borrower or any Subsidiary of the Borrower, (ii) any potential or known release or threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, and (iii) any incurrence of any expense or loss by any government or governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss the Borrower or any Subsidiary of the Borrower may be liable. Notwithstanding the foregoing, the Borrower and its Subsidiaries may use, store and transport, and need not notify the Bank of the use, storage or transportation of, (x) oil and other combustible materials in reasonable quantities, as fuel for heating of their respective facilities or for vehicles or machinery used in the ordinary course of their respective businesses and (y) hazardous materials that are solvents, cleaning agents or other materials used in the ordinary course of the respective business operations of the Borrower and its Subsidiaries, in reasonable quantities, as long as in any case the Borrower or the Subsidiary concerned (as the case may be) has obtained and maintains in effect any necessary governmental permits, licenses and approvals, complies with all requirements of applicable federal, state and local law relating to such use, storage or transportation, follows the protective and safety procedures that a prudent businessperson conducting a business the same as or similar to that of the Borrower or such Subsidiary (as the case may be) would follow, and disposes of any hazardous wastes (not consumed in the ordinary course) only through licensed providers of hazardous waste removal services.

     4.12.  No Margin Stock.  No proceeds of any Term Loan shall be used
            ---------------
directly or indirectly to purchase or carry any margin security.

     4.13.  Subordinated Debt.  The Borrower will not directly or indirectly
            -----------------
make any optional or voluntary prepayment or purchase of Subordinated Debt or modify, alter or add any provisions with respect to payment of Subordinated Debt without the prior written consent of the Bank (the Bank agreeing that it will not unreasonably withhold or delay its consent to any modification or amendment of Subordinated Debt documentation which does not affect the subordination provisions). In any event, the Borrower will not make any payment of any principal of or interest on any Subordinated Debt at any time when there exists, or if there would result therefrom, any Default or Event of Default hereunder.

     V.  DEFAULT AND REMEDIES
         --------------------

     5.1.  Events of Default.  The occurrence of any one of the following events
           -----------------
shall constitute an Event of Default hereunder:

     (a) The Borrower shall fail to make any payment of principal of or interest on any Term Note or with respect to any ACH transaction on or before the date when due; or

     (b) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with any Term Loan or with respect to any ACH transaction shall at any time prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall default in the performance or observance of any agreement or obligation under any of (S)(S)3.1, 3.3, 3.6, 3.7, 3.8 or 3.9 or any provision of Article IV; or

     (d) The Borrower shall default in the performance of any other term, covenant or agreement contained in this letter agreement and such default shall continue unremedied for 30 days after written notice thereof shall have been given to the Borrower; or

     (e) Any default on the part of the Borrower or any Subsidiary of the Borrower shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any other contract, agreement or undertaking now existing or hereafter entered into with or for the benefit of the Bank (or any affiliate of the Bank); or

     (f) Any default shall exist and remain unwaived or uncured with respect to any Subordinated Debt of the Borrower or with respect to any instrument evidencing, guaranteeing or otherwise relating to any such Subordinated Debt, or any such Subordinated Debt shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any Subordinated Debt by the holder or holders thereof; or

     (g) Any default shall exist and remain unwaived or uncured with respect to any other Indebtedness of the Borrower or any Subsidiary of the Borrower (for borrowed money) in excess of $50,000 in aggregate principal amount or with respect to any instrument evidencing, guaranteeing, securing or otherwise relating to any such Indebtedness, or any such Indebtedness for borrowed money in excess of $50,000 in aggregate principal amount shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any such Indebtedness by the holder of holders thereof; or

     (h) The Borrower shall be dissolved, or the Borrower or any Subsidiary of the Borrower shall become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or any Subsidiary of the Borrower or for a substantial part of the property of the Borrower or any such Subsidiary, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower or any such Subsidiary under the laws of any jurisdiction (except for an involuntary proceeding filed against the Borrower or any Subsidiary of the Borrower which is dismissed within 60 days following the institution thereof); or

     (i) Any execution or similar process relating to Indebtedness in excess of $100,000 shall be issued or levied against any property of the Borrower or any Subsidiary and such execution or similar process shall not be paid, stayed, released, vacated or fully bonded within 30 days after its issue or levy; or

     (j) Any uninsured judgment in excess of $100,000 shall be entered against the Borrower or any Subsidiary of the Borrower by any court of competent jurisdiction and same shall not have been paid in full or satisfied within 30 days after such judgment has become final upon the expiration of all applicable appeal periods; or

     (k) The Borrower or any Subsidiary of the Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower or any Subsidiary of the Borrower to the PBGC which, in each case, in the reasonable opinion of the Bank would be reasonably likely to have a material adverse effect upon the financial condition of the Borrower or any such Subsidiary; or

     (l) The Security Agreement or any other Loan Document shall for any reason (other than due to payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Bank) not remain in full force and effect; or

     (m) The security interest and liens of the Bank in and on any of the Collateral described in the Security Agreement shall for any reason (other than written release by the Bank) not be fully perfected liens and security interests; or

     (n) If, at any time, more than 50% of any class of voting stock of the Borrower shall be held, of record and/or beneficially, by any Person or by any "group" (as defined in the Securities Exchange Act of 1934, as amended, and the regulations thereunder) other than by one or more of the Persons listed on item 5.1(n) of the attached Disclosure Schedule or a group consisting of such Persons; or

     (o) If, for any reason, either or both of Gururaj Deshpande and/or Daniel Smith ceases to be an executive officer of the Borrower actively involved in the management of the Borrower, unless any such individual who ceases to be such an executive officer is replaced, within 30 days of such cessation, by another equally qualified individual selected by the Borrower's Board of Directors (and the provisions of this clause (o) will become applicable in turn to each successive replacement executive officer).

     5.2.  Rights and Remedies on Default.  Upon the occurrence of any Event of
           ------------------------------
Default, in addition to any other rights and remedies available to the Bank hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

     (a) Declare the entire unpaid principal amount of each Term Note then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this letter agreement, and all other Indebtedness of the Borrower to the Bank, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Terminate the arrangements for 1999-2000 Term Loans provided for by this letter agreement, as well as terminating the within-described facility for ACH transactions.

     (c) Exercise all rights and remedies hereunder, under the Security Agreement, under each Term Note and under each and any other agreement with the Bank; and exercise all other rights and remedies which the Bank may have under applicable law.

     5.3.  Set-off.  In addition to any rights now or hereafter granted under
           -------
applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits and any other Indebtedness at any time held or owing by the Bank or any affiliate thereof to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Bank under this letter agreement or otherwise, irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral. As security for the Obligations, the Borrower grants to the Bank a security interest with respect to all its deposits and all securities or other property in the possession of the Bank or any affiliate of the Bank from time to time, and, upon the occurrence of any Event of Default, the Bank may exercise all rights and remedies of a secured party under the Uniform Commercial Code. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANK OF ITS RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     5.4.  Cash Collateralization.  If the within-described facility for ACH
           ----------------------
transactions expires or is terminated by the Bank at any time, the Borrower will forthwith deposit with the Bank, in cash, the amount of the then outstanding ACH Exposure, which cash will be pledged to the Bank to secure the Borrower's obligations with respect to ACH transactions. The cash so pledged will (unless theretofore applied in payment of the ACH obligations) be released to the Borrower pro tanto as the outstanding ACH
                                         --- -----
obligations are reduced.

     VI.  MISCELLANEOUS
          -------------

     6.1.   Costs and Expenses.  The Borrower agrees to pay, on demand, all
            ------------------
reasonable costs and expenses (including, without limitation, reasonable legal fees) incurred by the Bank in connection with the preparation, execution and delivery of this letter agreement, the Security Agreement, the Term Notes and all other instruments and documents to be delivered in connection with any Term Loan or in connection with any other Obligations and any amendments or modifications of any of the foregoing, as well as the reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) incurred by the Bank in connection with preserving, enforcing or exercising, upon default, any rights or remedies under this letter agreement, the Security Agreement, each Term Note and/or any of the other Obligations and all other instruments and documents delivered or to be delivered hereunder or in connection herewith, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter agreement, the Security Agreement, any Term Note and all other instruments and documents to be delivered in connection with any Obligation. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower under this Section shall bear interest from the date of any demand therefor until the date when paid at a rate per annum equal to the sum of (i) four (4%) percent per annum plus (ii) the per annum rate otherwise payable under
                            ----
the 1999-2000 Term Note (but in no event in excess of the maximum rate permitted by then applicable law).

     6.2.   Capital Adequacy.  If the Bank shall have determined that the
            ----------------
adoption or phase-in after the date hereof of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein after the date hereof, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the return on the Bank's capital with respect to any of the Term Loans and/or the within-described term loan facilities and/or any of the other Obligations to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, phase-in, change or compliance and assuming that the Bank's capital was then fully utilized) but for such adoption, phase-in, change or compliance by any amount deemed by the Bank to be material: (i) the Bank shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii) the Borrower shall pay forthwith to the Bank as an additional fee such amount as the Bank certifies to be the amount that will compensate it for such reduction with respect to the any of Term Loans and/or the within-described term loan facilities and/or any of the other Obligations.

     A certificate of the Bank claiming compensation under this Section shall be conclusive in the absence of manifest error; provided that the Bank will not claim compensation under this Section unless the Bank is seeking similar compensation generally from other similar borrowers whose loan documents contain similar provisions. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined.
In determining such amounts, the Bank may use any reasonable averaging and attribution methods. No failure on the part of the Bank to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of the Bank to deliver any certificate in a timely manner shall reduce any obligation of the Borrower to the Bank under this Section.

     6.3.  Other Agreements.  The provisions of this letter agreement are not in
           ----------------
derogation or limitation of any obligations, liabilities or duties of the Borrower under any of the other Loan Documents or any other agreement with or for the benefit of the Bank. No inconsistency in default provisions between this letter agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Borrower contained herein, nor any right or remedy of the Bank contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or any such other agreement.

     6.4.  Governing Law.  This letter agreement and each of the Term Notes
           -------------
shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

     6.5.  Addresses for Notices, etc.  All notices, requests, demands and other
           ---------------------------
communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

           If to the Borrower:

           Sycamore Networks, Inc.
           10 Elizabeth Drive
           Chelmsford, MA  01824
           Attention:  Daniel Smith, Chief Executive Officer

           If to the Bank:

           Fleet National Bank
           High Technology Division
           Mail Stop:  MA OF D07A
           One Federal Street
           Boston, MA  02110
           Attention:  Lucie Burke, Vice President

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed delivered on the earlier of (i) the date received or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt if deposited in the United States mails, sent postage prepaid, certified or registered mail, return receipt requested, addressed as aforesaid. If any such notice, request, demand or other communication is hand-delivered, same shall be effective upon receipted delivery.

     6.6.  Binding Effect; Assignment; Termination.  This letter agreement shall
           ---------------------------------------
be binding upon the Borrower and the Bank and their respective successors and assigns and shall inure to the benefit of the Borrower and the Bank and their respective permitted successors and assigns. The Borrower may not assign this letter agreement or any rights hereunder without the express written consent of the Bank. The Bank may, in accordance with applicable law, from time to time assign or grant participations in this letter agreement, any Term Loans and/or any Term Notes. Without limitation of the foregoing generality,

           (i) The Bank may at any time pledge all or any portion of its rights under the Loan Documents (including any portion of any Term Note) to any of the 12 Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

           (ii) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Term Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants; provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality.

     The Borrower may terminate this letter agreement and the financing arrangements made herein by giving written notice of such termination to the Bank; provided that no such termination will release or waive any of the Bank's rights or remedies or any of the Borrower's obligations under this letter agreement or any of the other Loan Documents unless and until the Borrower has paid in full the Term Loans and all interest thereon and all fees and charges payable in connection therewith.

     6.7.  Consent to Jurisdiction.  The Borrower irrevocably submits to the
           -----------------------
non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this letter agreement and/or any Term Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower in one of the manners specified in the following paragraph of this (S)6.7 or as otherwise permitted by law.

     The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph of this (S)6.7 either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in (S)6.5 (as such address may be changed from time to time pursuant to said (S)6.5) or (ii) by serving a copy thereof upon it at its address set forth in (S)6.5 (as such address may be changed from time to time pursuant to said (S)6.5).

     6.8.  Severability.  In the event that any provision of this letter
           ------------
agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this letter agreement, and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid and unenforceable, shall not be affected thereby, and each provision of this letter agreement shall be valid and enforced to the fullest extent permitted by law.

     6.9.  Replacement Note.  Upon receipt of an affidavit of an officer of the
           ----------------
Bank as to the loss, theft, destruction or mutilation of any Term Note or of any other Loan Document which is not of public record and upon the Bank providing reasonable indemnification for the Borrower (the Borrower agreeing that the Bank's unsecured agreement of indemnity will be sufficient for this purpose) and, in the case of any such mutilation, upon surrender and cancellation of such Term Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Term Note or other Loan Document in the same principal amount (as to any Term Note) and in any event of like tenor.

     6.10. Usury.  All agreements between the Borrower and the Bank are hereby
           -----
expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of any Term Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by any Term Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Term Notes, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of any of the Term Notes or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Term Notes and not to the payment of interest. The provisions of this (S)6.10 shall control every other provision of this letter agreement and of the Term Notes.

     6.11.  WAIVER OF JURY TRIAL.  THE BORROWER AND THE BANK HEREBY KNOWINGLY,
            --------------------
VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, ANY TERM NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE TERM LOANS AS CONTEMPLATED HEREIN.

     VII.   DEFINED TERMS
            -------------

     7.1.   Definitions.  In addition to terms defined elsewhere in this letter
            -----------
agreement, as used in this letter agreement, the following terms have the following respective meanings:

     "ACH" - As defined in (S)1.6.

     "ACH Exposure" - As defined in (S)1.6.

     "Business Day" - Any day which is not a Saturday, nor a Sunday nor a public holiday under the laws of the United States of America or The Commonwealth of Massachusetts applicable to a national bank.

     "Capital Base" - At any time, the sum of (i) the consolidated Tangible Net Worth of the Borrower and Subsidiaries then existing plus (ii) the principal
                                                     ----
amount of Subordinated Debt of the Borrower then outstanding (nothing contained herein being deemed to authorize the incurrence of any additional Subordinated
Debt).

     "Collateral" - All property now or hereafter owned by the Borrower or in which the Borrower now or hereafter has any interest which is now or hereafter described as "Collateral" in the Security Agreement or in Subsection 7.2(b) below.

     "Current Liabilities" - All liabilities of the Borrower and/or any Subsidiary of the Borrower which would properly be shown as current liabilities on a consolidated balance sheet of the Borrower prepared in accordance with generally accepted accounting principles consistently applied. "Current Liabilities" will in any event be deemed to include current maturities of the Term Loans.

     "Default" - Any event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default under this letter agreement.

     "Determination Date" - As defined in (S)3.7.

     "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

     "Indebtedness" - All obligations of a Person, whether current or long-term, senior or subordinated, which in accordance with generally accepted accounting principles would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness, is to be determined, and shall also include guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

     "Loan Documents" - Each of this letter agreement, the 1999 Term Note, the 1998 Term Note, the Security Agreement and each other instrument, document or agreement evidencing, securing, guaranteeing or relating in any way to any of the Term Loans or to any ACH transaction, all whether now existing or hereafter arising or entered into.

     "Net Income" (or "Net Loss") - The book net income (or book net loss, as the case may be) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with generally accepted accounting principles consistently applied.

     "Net Quick Assets" - Such current assets of the Borrower as consist of cash, cash-equivalents and Receivables (less an allowance for bad debt consistent with the Borrower's prior experience).

     "1998 Term Loans" - As defined in (S)1.4.

     "1998 Term Note" - As defined in (S)1.4.

     "1999-2000 Term Loans" - As defined in (S)1.2.

     "1999 Term Note" - As defined in (S)1.1.

     "Obligations" - All Indebtedness, covenants, agreements, liabilities and obligations, now existing or hereafter arising, made by the Borrower with or for the benefit of the Bank or owed by the Borrower to the Bank, whether or not relating to any of the Term Loans. "Obligations" includes, without limitation, obligations with respect to ACH transactions.

     "PBGC" - The Pension Benefit Guaranty Corporation or any successor thereto.

     "Person" - An individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Qualifying Equipment" - Items of computer and engineering equipment (not including software, except as provided in the next following sentence) purchased by the Borrower within the 90 days prior to the date of the advance of the relevant 1999-2000 Term Loan (after November 1, 1998 with respect to the initial 1999-2000 Term Loan), all of which items of equipment must meet all of the following criteria: (i) such items of equipment are shown on the Equipment List heretofore delivered by the Borrower to the Bank or have otherwise been approved by the Bank for use in supporting a 1999-2000 Term Loan, (ii) each item of such equipment has been delivered to and installed at the Borrower's Chelmsford, MA premises and has become fully operational, (iii) the Borrower has paid in full for each item of such equipment (or is paying for same out of the proceeds of the relevant 1999-2000 Term Loan substantially simultaneously with the receipt of such proceeds) and holds title to same, free of all interests and claims of any other Person (other than the security interest of the Bank), and (iv) the Bank has a fully perfected first security interest in such equipment. Notwithstanding the provisions of the immediately preceding sentence, the Borrower may include within "Qualifying Equipment" any software (not including "shrink-wrapped" software) which meets all of the conditions and criteria set forth in the immediately preceding sentence to be Qualifying Equipment (other than the exclusion of software contained therein) and which is purchased by the Borrower for use in connection with its tangible Qualifying Equipment; provided that the aggregate costs of the software so included will be limited as set forth in (S)1.2.

     "Receivables" - As to any Person, all of such Person's present and future accounts receivable for goods sold or for services rendered.

     "SEC" - The Securities and Exchange Commission or any successor thereto.

     "Senior Debt" - All Indebtedness of the Borrower and/or any of its Subsidiaries which is not Subordinated Debt.

     "Subordinated Debt" - Any Indebtedness of the Borrower which is expressly subordinated, pursuant to a subordination agreement in form and substance satisfactory to the Bank, to all Indebtedness now or hereafter owed by the Borrower to the Bank.

     "Subsidiary" - Any corporation or other entity of which the Borrower and/or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty

(50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

     "Tangible Net Worth" - An amount equal to the total assets of any Person (excluding (i) the total intangible assets of such Person, (ii) any minority interests in Subsidiaries and (iii) any assets representing amounts due from any officer or employee of such Person or from any Subsidiary of such Person) minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense, capitalized software costs and experimental and development expenses).

     "Term Loans" - Collectively, the 1998 Term Loans and the 1999-2000 Term Loans.

     "Term Notes" - Collectively, the 1998 Term Note and the 1999 Term Note.

     "Termination Fee" - As defined in (S)1.3.

     Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

     7.2.  Security Agreement.  (a)  The Borrower acknowledges and agrees that
           ------------------
the "Obligations" described in and secured by the Security Agreement include, without limitation, all of the obligations of the Borrower under each Term Note and/or this letter agreement, as well as all ACH transactions.

     (b)   The Security Agreement is hereby modified to provide as follows:

           (i) That the "Collateral" subject thereto includes, without limitation and in addition to the Collateral described therein, all of the Borrower's files, books and records (including, without limitation, all electronically recorded data) all whether now owned or existing or hereafter acquired, created or arising, but excluding any of the foregoing items in this clause (i) which constitute or relate to intellectual property. The Borrower hereby grants to the Bank a security interest in all such Collateral in order to secure the full and prompt payment and performance of all of the Obligations.

          (ii) That, upon the occurrence and during the continuance of any Event of Default (as defined in (S)5.1 of this letter agreement), the Bank may, at any time, notify account debtors that the Collateral has been assigned to the Bank and that payments by such account debtors shall be made directly to the Bank, without prior notice to the Borrower but with written notice of such notification to be given to the Borrower promptly after such notification is given to account debtors. At any time after the occurrence and during the continuance of an Event of Default, the Bank may collect the

     Borrower's Receivables, or any of same, directly from account debtors and may charge the reasonable collection costs and expenses to the Borrower.

     This letter agreement is executed, as an instrument under seal, as of the day and year first above written.

                                       Very truly yours,

                                       SYCAMORE NETWORKS, INC.


                                       By /s/ Daniel Smith
                                         --------------------------
                                         Name: Daniel Smith
                                         Title: President


Accepted and agreed:

FLEET NATIONAL BANK


By /s/ Lucie Burke
  -----------------
  Name: Lucie burke
  Title: Vice President

                              DISCLOSURE SCHEDULE


Item 2.1(a)    Jurisdictions in which Borrower is qualified; Subsidiaries

Item 2.1 (b)   Stock Ownership

Item 2.1(e)    Litigation

Item 2.1 (j)   Collateral locations; record owner of each location

Item 2.1(l)    Non-competition Agreements

Item 4.1       Existing Indebtedness

Item 4.2       Existing Liens

Item 4.3       Existing Guaranties

Item 5.1(n)    Permitted 50% stockholders